UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
______________________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
______________________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
______________________________________________________________________________________
(5)	Total fee paid:
______________________________________________________________________________________

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
______________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
______________________________________________________________________________________
(3)	Filing Party:
______________________________________________________________________________________
(4)	Date Filed:
______________________________________________________________________________________

Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 12th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

NO PROXIES ARE BEING SOLICITED HEREBY.
This Notice of Special Meeting is being furnished to stockholders
FOR INFORMATION ONLY.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 10, 2015

NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), will be held on February 10, 2015 at the Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China, commencing at 1:30 pm (China Time) for the purposes of considering and acting upon the following proposals:

1. To authorize the sale of shares (the “Stock Sale”) of certain subsidiaries of Company pursuant to the terms of a certain Amended and Restated Equity Interest Purchase Agreement (the “Amended EIPA”) dated November 28, 2014 by and among Heat PHE, Inc. (“Heat PHE”), a Nevada corporation and wholly owned subsidiary of the Company, as Seller, and Hongjun Zhang, on behalf of all of several individuals ( “Buyers”) identified in Buyers’ Response to RFP  (the “Buyers Response to RFP”) submitted to the Company on September 10, 2013 and as revised and accepted by Company on September 23, 2013.

2. To consider and vote upon one or more adjournments of the Special Meeting, if necessary.

3. To transact such other business as may properly come before the Special Meeting.

The Amended EIPA is more fully described on Form 8-K as filed with the Securities and Exchange Commission on December 1, 2014 and the Buyers Response to RFP is more fully described on Forms 8-K as filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2013, September 30, 2013, October 15, 2013, January 3, 2014 and April 1, 2014. Copies of these documents are available for free at  www.sec.gov  and from the Company upon written request to the following address: SmartHeat Inc., Attn: Corporate Secretary, ℅ Newman & Morrison, LLP, 44 Wall Street, 12th Floor, New York, NY 10005.

Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

You are entitled to vote, either in person or by proxy only if you were a SmartHeat stockholder as of the close of business on December 15, 2014 (the “Record Date”). You are entitled to attend the Special Meeting, either in person or by proxy, only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance.

If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the Special Meeting material addressed to you and provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

The Company plans to file a Preliminary Proxy Statement with the SEC.  Until the Company files a Definitive Proxy Statement with the SEC, the Company is not permitted to solicit proxies.  The Preliminary Proxy Statement will be available for free at the SEC's website at www.sec.gov and from the Company upon written request to the Corporate Secretary at following address: SmartHeat Inc., Attn: Corporate Secretary, ℅ Newman & Morrison, LLP, 44 Wall Street, 12th Floor, New York, NY 10001.

If the Company is permitted to file a Definitive Proxy Statement prior to the meeting, the Company plans to mail it to all stockholders.  All stockholders are advised to read the Proxy Statements when available and the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2013, a copy of which is included with this Notice, because they contain important information.

By:/s/ Oliver Bialowons
President, SmartHeat Inc.
December 12, 2014

Mailing Date: On or About December 15, 2014